UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 11, 2022

NORTHERN GENESIS ACQUISITION CORP. III

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39881	86-1484719
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4801 Main Street, Suite 1000 Kansas City, MO	64112
(Address of principal executive offices)	(Zip Code)

(816) 514-0324
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock and one-quarter of one redeemable warrant	NGC.U	New York Stock Exchange
Common Stock, par value $0.0001 per share	NGC	New York Stock Exchange
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	NGC.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statement and Related Audit Report or Completed Interim Review.

In light of information discovered by Northern Genesis Acquisition Corp. III (the “Company”) in completing the audit of its annual financial statements for the year ended December 31, 2021, the management of Northern Genesis Acquisition Corp. III (the “Company”) in conjunction with its independent registered public accounting firm, Marcum LLP (“Marcum”), has re-evaluated the Company’s application of ASC 480 to its accounting classification of the overallotment option provided to the Company’s underwriters (the “Overallotment Option”) in connection with the Company’s initial public offering (the “IPO”) on March 26, 2021. The Overallotment Option was not exercised by the Company’s underwriters until April 8, 2021, at which point it was partially exercised by such underwriters. The Company determined that an overallotment option is considered to be a freestanding financial instrument and, therefore, should be classified as a liability under ASC 480. The determination is based on the understanding that an overallotment option may be exercised subsequent to the transfer of the securities from the underwriters to investors and that an overallotment option should be detached from the initial securities before it is exercised. Therefore, the Company determined an overallotment option liability should be measured at fair value at inception and on a recurring basis, with changes in fair value presented in the statement of operations. As a result, management has noted a classification error related to the Overallotment Option not being included as a liability on its unaudited interim financial statements.

Therefore, on April 11, 2022, the Company’s management and the audit committee of the Company’s board of directors (the “Audit Committee”), after consultation with Marcum, concluded that the Company’s previously issued (i) unaudited interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on May 26, 2021, (ii) unaudited interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, filed with the SEC on August 16, 2021, and (iii) unaudited interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, filed with the SEC on November 22, 2021 (collectively, the “Affected Periods”), should be restated to report the Overallotment Option as a liability and should no longer be relied upon. As such, the Company will restate its financial statements for the Affected Periods on Forms 10-Q/A, to be filed with the SEC as soon as practicable (each, a “Form 10-Q/A”).

The Company does not expect any of the above changes will have any impact on its cash position and cash held in the trust account established in connection with the IPO (the “Trust Account”). The above changes also will have no impact on the Company’s financial statements for the year ended December 31, 2021 to be filed by the Company in its Annual Report on Form 10-K.

The Company’s management has concluded that in light of the classification error described above, a material weakness exists in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective. The Company’s remediation plan with respect to such material weakness is described in more detail in each Form 10-Q/A.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with Marcum.

Cautionary Statements Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. These statements are based on current expectations on the date of this Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: April 12, 2022

NORTHERN GENESIS ACQUISITION CORP. III

By:	/s/ Ken Manget
	Name:	Ken Manget
	Title:	Chief Financial Officer

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